Exhibit 99.1

scPharmaceuticals Inc. Reports Fourth Quarter and Year Ended 2018 Financial Results and Provides Business Update

Signed development agreement with West Pharmaceutical Services for next-generation FUROSCIX® On-Body Infusor

Resubmission of FURSOCIX with the U.S. Food and Drug Administration (FDA) by year-end 2020

Balance sheet remains strong with over $89 million in cash

BURLINGTON, Mass., March 21, 2019 (GLOBE NEWSWIRE) – scPharmaceuticals Inc. (Nasdaq: SCPH), a pharmaceutical company focused on developing and commercializing products that have the potential to optimize the delivery of infused therapies, advance patient care and reduce healthcare costs, today announced financial results for the fourth quarter and year ended December 31, 2018 and provided a business update.

“Based on our interactions with the FDA since June 2018, we have directed our attention to the activities required to refile a New Drug Application (NDA) for FUROSCIX, incorporating the next-generation SmartDose® drug delivery system. We look forward to 2019 being an important year for the Company as we make this transition,” said John Tucker, president and chief executive officer of scPharmaceuticals. “We believe transitioning to a next-generation FUROSCIX Infusor can maximize FUROSCIX’s value to the underserved heart failure market. With a strong balance sheet to support the work required to refile an NDA for FUROSCIX with the FDA, we remain committed to our mission of transforming infused therapies.”

Business Highlights

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Provided regulatory update on FUROSCIX. The Company held a Type C Meeting with the FDA in January 2019 to discuss refiling requirements that were initially discussed in its Type A Post-Action Meeting, held in October 2018. Based on its interactions with the FDA since June 2018, including clarification on an additional dose validation study and proposed device modifications necessary to advance FUROSCIX using the existing delivery technology, the Company decided to expedite the advancement of a next-generation infusor. The new infusor includes a pre-filled cartridge and other device features expected to address FDA concerns.

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Announced development agreement with West Pharmaceutical Services for next-generation FUROSCIX Infusor. On January 29, 2019, the Company signed a development agreement with West Pharmaceutical Services, Inc. (West) to incorporate West’s SmartDose drug delivery system with FUROSCIX. The SmartDose technology platform, previously approved by the FDA for use in the U.S. with another combination product, offers a wearable, subcutaneous injector with an integrated drug delivery system that adheres to the body for hands-free, outpatient, self-administration, with the potential to improve the overall patient experience with FUROSCIX.

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Completed preliminary feasibility studies with next-generation infusor. scPharmaceuticals recently completed preliminary feasibility studies on the West SmartDose drug delivery system, confirming its ability to successfully deliver the defined volume (10ml) of FUROSCIX. scPharmaceuticals’ feasibility testing included drug stability in the pre-filled cartridge, drug compatibility, and overall performance within FUROSCIX delivery specifications. West has developed this wearable technology with extensive human factors testing and analysis to understand the interaction between the patient and the delivery system.

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Anticipate FUROSCIX NDA to be refiled with the FDA in 2020. The Company plans to request a meeting with the FDA to define the regulatory path and discuss refiling an NDA for FUROSCIX with the next-generation infusor. The Company anticipates refiling the FUROSCIX NDA in 2020.

Fourth Quarter and Year End 2018 Financial Results and Financial Guidance

scPharmaceuticals reported a net loss of $5.1 million in the fourth quarter ended December 31, 2018, compared to $6.9 million for the comparable period in 2017. Research and development expenses were $3.1 million for the fourth quarter ended December 31, 2018, compared to $3.7 million for the comparable period in 2017. The decrease in research and development expenses for the quarter ended December 31, 2018 was primarily due to reduced clinical study activity and drug manufacturing costs in the fourth quarter of 2018. General and administrative expenses were $2.1 million for fourth quarter ended December 31, 2018, compared to $3.0 million for the comparable period in 2017. The decrease in general and administrative expenses for the quarter ended December 31, 2018 was primarily due to the restructuring of the Company’s commercial organization.

scPharmaceuticals reported a net loss of $29.4 million for the year ended December 31, 2018, compared to $23.8 million for the comparable period in 2017. Research and development expenses were $15.9 million for the year ended December 31, 2018, compared to $14.3 million for the comparable period in 2017. The increase in research and development expenses for the year ended December 31, 2018 was largely due to increased headcount and costs associated with the Company’s clinical and medical affairs program, as well as pharmaceutical development costs. General and administrative expenses were $13.7 million for the year ended December 31, 2018, compared to $9.1 million for the comparable period in 2017. The increase in general and administrative expenses for the year ended December 31, 2018 was primarily due to commercial launch preparation and costs incurred as a public company.

scPharmaceuticals ended the fourth quarter of 2018 with $89.7 million in cash, cash equivalents and restricted cash compared to $118.5 million as of December 31, 2017. This change reflects the ongoing investment in product and clinical development, as well as the costs incurred in the Company’s transition to a public company and costs associated with preparing for the potential commercialization of FUROSCIX.

Based on its current operating plan, scPharmaceuticals forecasts 2019 expenditures of $8 - $10 million per quarter, consistent with prior guidance.

About FUROSCIX

FUROSCIX is a proprietary furosemide solution formulated to a neutral pH to allow for subcutaneous infusion via a wearable, subcutaneous injector with an integrated drug delivery system, for outpatient self-administration. FUROSCIX is being developed for treatment of congestion, or fluid overload, in patients with heart failure. FUROSCIX has the potential to provide an outpatient alternative for the treatment of worsening heart failure due to congestion.

About scPharmaceuticals

scPharmaceuticals is a clinical-stage pharmaceutical company focused on developing and commercializing products that reduce healthcare costs and improve health outcomes. The Company develops, internally and through strategic partnerships, products for the subcutaneous, self-administration of IV-strength treatments in heart failure and infectious disease. scPharmaceuticals is headquartered in Burlington, MA. For more information, please visit scPharmaceuticals.com.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the advancement of, and potential timing of regulatory filings for, FUROSCIX with the West SmartDose drug delivery system as a next-generation infusor technology; the Company’s plans to meet with the FDA to discuss the regulatory path for FUROSCIX with the West SmartDose drug delivery system; the ability of the SmartDose drug delivery system to successfully deliver FUROSCIX to patients and improve the patient experience; and the Company’s financial condition and results of operations for the fiscal year 2019. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company conducting the ability of the West SmartDose drug delivery system to appropriately deliver therapy, the receipt of regulatory approval for FUROSCIX with the West SmartDose drug delivery system or any of our other product candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, and the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contacts:

Katherine Taudvin, scPharmaceuticals Inc.

781-301-6706

ktaudvin@scpharma.com

Christopher F. Brinzey, Westwicke, an ICR Company

339-970-2843

chris.brinzey@westwicke.com

scPharmaceuticals Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2017	2018	2017	2018
Operating expenses:
Research and development	$3,716	$3,149	$14,331	$15,948
General and administrative	2,992	2,074	9,105	13,719

Total operating expenses	6,708	5,223	23,436	29,667

Loss from operations	(6,708)	(5,223)	(23,436)	(29,667)
Other (expense) income	(7)	2	75	(56)
Interest income	171	491	341	1,712
Interest expense	(336)	(370)	(797)	(1,432)

Net loss and comprehensive loss	$(6,880)	$(5,100)	$(23,817)	$(29,443)

Net loss per share, basic and diluted	$(0.80)	$(0.27)	$(8.04)	$(1.59)

Weighted—average common shares outstanding, basic and diluted	8,565,779	18,569,289	2,962,859	18,556,126

scPharmaceuticals Inc.

Consolidated Balance Sheet Data

(in thousands)

	AS OF DECEMBER 31,
	2017	2018
Cash, cash equivalents and restricted cash	$118,480	$89,660
Working capital	114,672	85,220
Total assets	122,048	93,755
Term loan	9,419	9,637
Accumulated deficit	(67,016)	(96,459)
Total stockholders’ equity	105,997	78,744